UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 7, 2012 (December 4, 2012)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 W. Sam Houston Pkwy S., Houston, Texas Suite 600		77099
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07, Submission of Matters to a Vote of Security Holders;

The annual shareholders meeting was held on December 4, 2012. At that meeting, the shareholders voted to elect all the nominees to our board of directors as follows:

Nominees	Votes For	Votes Against	Abstentions
J. Neal Butler	8,896,269	1,992	131,009
Gerald G. Ermentrout	8,808,818	89,443	131,009
Christopher T. Fraser	8,808,818	89,443	131,009
George W. Gilman	8,895,430	2,831	131,009
John C. Hunter, III	8,897,897	364	131,009
Fred C. Leonard, III	8,806,451	91,810	131,009
Stephen A. Thorington	8,897,897	364	131,009
Karen A. Twitchell	8,897,597	664	131,009
Richard L. Urbanowski	8,775,325	122,936	131,009

The foregoing persons compose our full board of directors.

The shareholders also voted to approve the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2013. The vote was 10,073,993 for, 16,001 against and 3,224 abstentions. The shareholders also voted to approve our executive compensation. The vote was 8,587,134 for, 127,065 against and 15,370 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: December 7, 2012
John V. Sobchak,
Vice President and Chief Financial Officer